Exhibit 10.23

DEED OF ASSIGNMENT

(PRODUCTION SHARING CONTRACT – BLOCK 11 EEZ)

The present Deed of Assignment is concluded between:

THE DEMOCRATIC REPUBLIC OF SAO TOME AND PRINCIPE, represented by the Agência Nacional do Petróleo de São Tomé e Príncipe, hereinafter referred to as “ANP-STP”;

and

KOSMOS ENERGY SAO TOME AND PRINCIPE, a company existing under the laws of the Cayman Islands, whose registered office is located at 4th Floor, Century Yard, Cricket Square, Hutchins Drive, Elgin Avenue, George Town, Grand Cayman KY1-1209, Cayman Islands, Islands with a branch registered in Sao Tome and Principe, with the Guiché Único para Empresas under nº 5492/2016 at Rua Soldado Paulo Ferreira, Edificio Francisco Cabral, 1º Andar CP. 410 São Tomé - São Tomé e Príncipe, hereinafter referred to as “KOSMOS”;

and

Galp Energia São Tomé e Príncipe Unipessoal, Limitada, a company existing under the laws of República Democrática de S. Tomé e Príncipe, registered in the Guiché Único para Empresas with the number A100001/2015, with the tax number 517274968, with registered office in Avenida da Independência 392 II/III, São Tomé – São Tomé e Príncipe hereinafter referred to as “GALP”.

ANP-STP, KOSMOS and GALP and may collectively be referred to as “Parties”

WHEREAS

A.        THE DEMOCRATIC REPUBLIC OF SAO TOME AND PRINCIPE represented by the Agência Nacional do Petróleo de São Tomé e Príncipe, (“ANP-STP”) and ERHC ENERGY EEZ, LDA (“ERHC”) entered into the Production Sharing Contract signed with the Democratic Republic of Sao Tome and Principe on 23 July 2014 (the “Contract”), in pursuance of which ERHC obtained the exclusive right to undertake petroleum operations in Block 11 within the territory of Sao Tome and Principe;

B.        On 16 October 2015 ERHC transferred and assigned to KOSMOS the entirety of its eighty-five percent (85%) participating interest in the Contract as well as the entirety of its rights and obligations in the Contract;

C.        KOSMOS has an eighty-five percent (85%) participating interest in the Contract, and has agreed to assign and transfer to GALP, which agreed to receive, a twenty percent (20%) participating interest in the Contract (the “Assignment”);

D.        Article 19 of the Contract permits the parties to the Contract comprising the Contractor to assign and transfer in whole or in part their participating interest in the Contract with the respective rights, interests and obligations;

E.        Under article 19 of the Contract, ANP-STP, by its letter dated 16 November 2016, with the Ref. Nº 183/ANP/GM/2016, authorized the Assignment and made known that it does not intend to exercise any preferential rights in relation to the Assignment;

F.        The Parties agree to the Assignment.

In witness whereof, the Parties have agreed the following between themselves in consideration of the obligations set out in the present deed of assignment:

Article 1

The Assignment shall be effective on the date this Deed of Assignment is signed by all Parties (the “Effective Date”).

Article 2

By virtue of this Deed of Assignment, KOSMOS assigns and transfers to GALP, and GALP accepts, the twenty percent (20%) participating interest referred to in Recital C, with all rights, interests and obligations (the “Assigned Interest”), so that the percentage interest held by the parties in the Contract as of the Effective Date shall be as follows:

ANP-STP	fifteen percent (15%);
KOSMOS	sixty-five percent (65%);
GALP	twenty percent (20%).

ANP-STP and GALP agree that KOSMOS shall remain as Operator under the Contract.

Article 3

GALP acknowledges and accepts that it shall assume and fulfil all the obligations, responsibilities and duties from the Effective Date, under the Contract that may arise after this date related to the Assigned Interest.

GALP undertakes to indemnify and hold each of ANP-STP and KOSMOS harmless from and against all such obligations, liabilities, duties, costs and expenses arising out of operations relating to the Contract which accrue after the Effective Date to the extent they are related to the Assigned Interest.

Article 4

KOSMOS declares and warrants that it has not transferred, assigned or pledged the Assigned Interest and KOSMOS undertakes to indemnify and shall hold ANP-STP and GALP harmless from all direct claims, losses or damages that ANP-STP and GALP may suffer or incur owing to a violation of the above declaration and warranty.

KOSMOS herein undertakes to indemnify and hold GALP harmless from all direct responsibilities and obligations relating to the Assigned Interest which accrue before the Effective Date.

Article 5

The Parties shall sign all other documents and shall carry out all other requirements that may be necessary or desirable in order to confirm and record the assignment of the Assigned Interest to make the Assignment effective in accordance with the laws of the Democratic Republic of Sao Tome and Principe.

Article 6

All the terms used in the present Deed of Assignment, which are not expressly defined herein, will have the same definition as that indicated in the Contract.

In witness hereof, the Parties have duly signed this deed of assignment in three (3) originals in the Portuguese language and in three (3) originals in the English language. The Portuguese version will prevail in case of discrepancy.

KOSMOS ENERGY SAO TOME AND PRINCIPE

Signature:	/s/ Jon W. Cappon

Name:	JON W. CAPPON

Position:	VICE PRESIDENT / COUNTRY MANAGER

Date:	November 18, 2016

Galp Energia São Tomé e Príncipe Unipessoal, Limitada

Signature:	/s/ Thore E. Kristiansen /s/Filipe Silva

Name:	THORE E. KRISTIANSEN FILIPE SILVA

Position:	EXECUTIVE DIRECTOR EXECUTIVE DIRECTOR

Date:	November 22, 2016 November 22, 2016

By its agreement to this Deed of Assignment, the Agência Nacional do Petróleo de São Tomé e Príncipe, representing THE DEMOCRATIC REPUBLIC OF SAO TOME AND PRINCIPE and as a party in the Contract,  confirms the authorization to the above referred Assignment of the

Assigned Interest and that it will not exercise any preferential rights in relation to the Assignment. It further expresses its agreement to the Assignment.

Signature:	/s/ Orlando Sousa Pontes

Name:	ORLANDO SOUSA PONTES

Position:	EXECUTIVE DIRECTOR

Date:	December 13, 2016